Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-21805, 333-26731, 333-72672, 333-102269, 333-21809, 333-46261, 333-21807, and 333-105136) of our report dated February 25, 2004 relating to the financial statements and financial statement schedules of ChevronTexaco Corporation, which appears in ChevronTexaco Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Francisco, California
January 18, 2005